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                        CONSULTING AGREEMENT

   THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 29th day of August, 1997, and shall commence on October 1, 1997, by and between Casino Resource Corporation, a Minnesota corporation with its principal offices at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564 ("CRC or the "Company") and Mall Walker ("Consultant"), an individual residing at 11650 Jeff Hamilton Road, Mobile, Alabama, 36692.

                            BACKGROUND

   The Company is engaged in the business of operating and developing commercial gaming and related hotel and entertainment activities.

   Walker has extensive experience in opening and operating casinos.

   NOW, THEREFORE, in consideration of the above premises, and the mutual covenants, agreements and representations herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CRC and Consultant, intending to be legally bound, hereby agree as follows:

   1. TERM. One (1) year with eight (8) renewable options based on performance of the Companies gaming operations (see attached Schedule "A").

   2.  SERVICES.

       (a) During the term of this Agreement, Consultant shall render to the Company such services of an advisory nature as the Company reasonably and in good faith may request from time to time so that the Company may have the benefit of Consultant's knowledge, expertise, skills and experience in the gaming industry (subject to the limitation described in (c) below, the "Consulting Services").

       (b) Consultant shall be available for advice and counsel to the officers of the Company and other employees designated by the Company by telephone, letter, facsimile, or in person, as may be required by the Company. Consultant shall consider all directions and instructions given by the Company, but Consultant shall independently determine the time and manner of the performance of his responsibilities and duties hereunder. All communications made by the consultant concerning the Consulting Services shall be made to the Chairman of the Company, or to the employee or officer of the Company deemed appropriate by the Consultant in dealing with the matter involved.

       (c) The Consulting Services provided hereunder shall initially relate only to the Casino Caraibe project, but at the Company's request may involve additional gaming properties.

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       (d) The Company recognizes the Consultant shall not devote his fill business time to the Consulting Services and that the Consultant may continue to participate in his business interests, and other consulting services, other than as may be prohibited by or contrary to this Agreement.

       (e) The Company and Consultant may, in their respective sole discretion, agree to enter into additional consulting agreements in connection with projects other than the Initial Projects (such other projects, "Additional Projects"), on terms and conditions upon which the Company and Consultant may mutually agree.

       (f) The Company may request and the Consultant agrees to travel to other gaming opportunities with the costs being paid for by the Company.

   4. COMPENSATION. As full compensation for all services rendered hereunder, Company agrees to pay Consultant as set out in Exhibit "B". All compensation rendered hereunder shall be paid by CRC, and shall not be considered an "operating expense" of Casino Resource Corporation of Tunisia, S.A. for purposes of calculating EBITDA within the meaning of that certain Loan Agreement, and related Promissory Note, dated August29, 1997, by and among Casino Resource Corporation of Tunisia, S.A., CRC and Sea Mar Ventures, L.L.C.

   5. REIMBURSEMENT OF EXPENSES AND INDEPENDENT CONTRACTOR BENEFITS. The Consultant is an independent contractor and as such shall be liable for his own expenses and taxes of any nature, except that the Company shall supply at least two (2) business class tickets to Tunisia each year.

   6. CONFIDENTIAL INFORMATION. In the course of consulting for Company, Company may provide Consultant with certain financial and other information concerning its business. Consultant acknowledges that such information, whether furnished before or after the date of this Agreement, whether written or oral, together with any analyses, compilations, studies or other documents prepared by Company or its agents, representatives, or employees regarding such information, is the sole property of and is confidential to Company (hereinafter referred to as "Confidential Information").

   7. LIMITATION ON SOLICITATION BY CONSULTANT. Consultant agrees that, except in good faith compliance with his duties hereunder as requested by the Company, Consultant shall not, without the prior written approval of the Chairman of the Company:

       (a) Solicit additional information regarding the Company or its business from or otherwise contact any employees, agents, or representatives of Company.

       (b) Contact any customers, visitors, funding sources or employees of Company or any governmental agencies, as they concern Company, or any of their respective representatives, regarding the business of Company, the existence of this Agreement or the subject matter hereof; or

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       (c) During the term of and for a period of three (3) years following the execution date of this Agreement, solicit for employment or employ or otherwise contract for the services of any person who is now employed by Company in an executive or supervisory position.

   8. NONDISCLOSURE. Consultant agrees to hold the Confidential Information in strictest confidence and to use the Confidential Information only for purposes of rendering his services to Company as set forth in Paragraph 3 above, except as to his role as Manager of Sea Mar Ventures, L.L.C. Without limiting the generality of the foregoing, Consultant agrees as follows:

       (a) Consultant will not, without the prior written consent of the Chairman of the Company; disclose the Confidential Information to any person, firm or corporation, other than Sea Mar Ventures, L.L.C.

       (b) Consultant shall obligate all person $ who receive, directly or indirectly, any Confidential Information from Consultant to abide by the terms and conditions of this Agreement as if they were parties hereto;

       (c) Consultant shall, at Company's request, return to Company or destroy all copies of documents within Consultant's possession or control containing any of the Confidential Information; and

       (d) Consultant will not use any of the Confidential Information for any commercial purposes or for any purpose which might be competitively disadvantageous to Company.

   9. EXCEPTIONS TO NONDISCLOSURE. The nondisclosure obligations or Consultant set forth under Paragraph 8 of this Agreement shall not be deemed to restrict the use and/or disclosure by Consultant of any Confidential Information which:

       (a) Is or becomes publicly known or within the public domain without the breach of this Agreement by Consultant or persons permitted to receive such information pursuant to Paragraph 8 above; or

       (b) Is disclosed to Consultant by a third person who is not under an obligation of confidence to Company.

   10. TERMINATION. This Consulting Agreement can be canceled if Consultant is found unsuitable in any gaining jurisdiction with the payment of the trailing twelve (12) month fees times two (2), in one lump payment or twenty-four (24) equal monthly payments as Company shall decide in its sole discretion. If twelve (12) months has not expired then the payment shall be due after twelve (12) months has expired for which the Consultant will receive the balance of the first twelve (12) months and the additional twelve
(12) months.

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   11. REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter exiting at law or in equity. No delay or omission by the Company in exercising any right remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof; and any such right, remedy or power may be exercised by the Company from time to time and as often as deemed expedient or necessary by the Company in its sole discretion.

   12. ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision has been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

   13. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth in the first paragraph of this Agreement. Any party hereto may also give notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but such notice, request, demand, claim, or other communication shall be deemed to have been duly given only if it is actually received (or if receipt is refused) by the party for whom it is intended. Any party hereto may change their address upon written notice.

   14. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other prior or contemporaneous, written or oral, arrangements regarding the same subject matter between the Consultant and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, including any successor to the business of the Company (whether by merger, consolidation, sale of stock or assets or otherwise) or of any or all of the Company's interest in any of the Initial Projects; except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall not be assignable in whole or in part by the Consultant.

   15. INDEMNIFICATION. Consultant agrees to jointly and severally indemnify and hold Company and its affiliates, control persons, directors, officers, employees and agents harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute caused by an action of

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Consultant. This indemnity shall also include Company's reasonable attorney's and accountant's fees and out-of-pocket expenses incurred in defending any such action or threatened action.

   16. APPLICABLE LAW. This Agreement shall be interpreted and construed under the internal laws of the State of Mississippi without regard to the conflict of laws provision of any state.

   17. HEADINGS. The various headings used in this Agreement are inserted for convenience only and will not in any way affect the meaning or construction of this Agreement or any provision hereof.

   18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together will constitute but one agreement.

   19. COSTS AND EXPENSES. Each party shall bear their own respective costs and expenses in connection with this Agreement, including any costs or expenses as to the enforcement of any provision hereof.

   20. ARBITRATION. Any dispute between the Company and Consultant under this Agreement, other than a dispute relative of paragraphs 7, 8, 9 or 10, will be submitted to arbitration in Mississippi and such arbitration will be commenced, conducted and concluded in accordance with the rules, and under the auspices, of the American Arbitration Association then in effect. The arbitration panel shall consist of three arbitrators: one selected by Company, one by Consultant, and the third pursuant to the rules of the Association. All fees and expenses of the arbitration will be borne equally by Company and Consultant. The decision of the arbitrators will be final and binding and both parties hereby forever waive and renounce any right either party may have to seek review of such decision in any tribunal.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           CASINO RESOURCE CORPORATION


                                           By: /s/ John J. Pilger
                                              ----------------------------
                                                 John J. Pilger,
                                                 Chief Executive Officer


                                           By: /s/ Matt Walker
                                              ----------------------------
                                                 Matt Walker


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                               SCHEDULE "A"


   1. The Consultant Agreement shall be valid so long as Casino Caraibe is still open.

   2. This Consulting Agreement ceases upon filing of involuntary or voluntary liquidations of Casino Caraibe, or upon closing of Casino Caraibe operation for any reason.

   3. Consulting agreement may be renewed by consultant on a year to year basis on the same terms and conditions as long as Casino Caraibe remains in operation. After initial nine (9) year lease term, agreement may be renewed where casino lease is extended and Casino Caraibe operates under the same terms and conditions.

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                               SCHEDULE "B"

   Consulting fees are based on the annual excess cash flow, all as defined below, of CRC of Tunisia S.A.

   Excess cash flow is defined as revenues less expenses, before income taxes of CRC of Tunisia, S.A., computed in accordance with generally accepted accounting principles adjusted for the following items:

   (a) Depreciation and amortization are not included in the expense computation.

   (b) The deduction for interest expense on debt service is limited to third party debt service for gaming equipment and other equipment utilized in the casino and theatre in the ordinary course of business.

   (c) Expenses include taxes of an operating nature, including but not limited to sales, VAT, amusement, gross receipts, excise and payroll taxes.

   (d) Revenues are net of all gaming related taxes.

   Casino Caraibe will utilize an October 1st to September 30th fiscal year. Cumulative fees will be paid monthly based on pro rata performance according to the cumulative annual fee schedule detailed below. Thirty (30) days after completion of the annual fiscal audit of CRC. a detailed annual reconciliation and adjustment will be prepared with the annual cumulative fees adjusted accordingly.

Year 1     ANNUAL EXCESS CASH FLOW IN $ USD  TOTAL ANNUAL CUMULATIVE FEES EARNED

           $0-1 million                      $175,000
            1-2 million                      $225,000
            2-3 million                      $275,000
            3-4 million                      $325,000
            4-5 million                      $375,000
           $5+ million                       $375,000 + 4% of excess over $5.0
                                             million

Thereafter $0-1 million                      $ 25,000
            1-2 million                      $ 50,000
            2-3 million                      $ 75,000
            3-4 million                      $125,000
            4-5 million                      $175,000
           $5+ million                       $175,000 + 4% of excess over $5.0
                                             million


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   The Company will make advances monthly on the annual fees depending on the month's cash flows, with the right of "catch up."

   The Company and Consultant agree that if Casino Caraibe should be sold prior to the expiration of the Consulting Agreement, Consultant will assist with the closing of the sale, the wind up of operations, and the transfer to a third party. For these services Consultant shall be paid a one (1) time fee of four (4%) percent of the net proceeds of the sale price of the casino.


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